Exhibit 10.1

SHEPHERD’S FINANCE, LLC

Series B Cumulative Redeemable
Preferred Unit PURCHASE AGREEMENT

THIS Series B Cumulative Redeemable Preferred Unit PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 31st day of December, 2014, by and among Investor’s Mark Acquisitions, LLC (“IMA”), a Delaware limited liability company (the “Purchaser”), and SHEPHERD’S FINANCE, LLC, a Delaware limited liability company (the “Company”).

WHEREAS, the Company, pursuant to Section 3.05 of the Amended and Restated Limited Liability Company Operating Agreement of the Company dated March 29, 2012 (the “Operating Agreement”), proposes to issue and sell to the Purchaser an aggregate of 10 Series B Cumulative Redeemable Preferred Units at a liquidation preference $100,000 per unit (the “Preferred Units”) in consideration for the Purchaser agreeing to convert into Preferred Units an aggregate of $1,000,000 of the balance (the “Investment”) of the Subordinated Promissory Note executed by the Company in favor of IMA dated December 29, 2010 (the “Note”), through which IMA made a loan to the Company in the amount of $1,500,000;

WHEREAS, subject to the terms and conditions and representations and warranties set forth in this Agreement, the Purchaser hereby agrees to purchase 10 Preferred Units through a Closing (as defined below);

WHEREAS, subject to the terms and conditions and representations and warranties set forth in this Agreement, the Company further agrees to eliminate the remaining balance of the Note by: (i) depositing at closing $125,000 into the interest escrow established pursuant to the December 30, 2011 credit agreement by and between the Company, IMA, Mark L. Hoskins, an individual residing in the Commonwealth of Pennsylvania (“Hoskins”), and Benjamin Marcus Homes, LLC (“BMH”) (as amended, the “Credit Agreement”), and (ii) refunding the balance of $375,000 to the Purchaser, in immediately available funds, upon the payment in full of the balance due on the loan extended to BMH for construction of homes on lot 5 of the Tuscany subdivision pursuant to the Sixth Amendment to Credit Agreement;

WHEREAS, the terms and provisions of the Preferred Units shall be set forth and established in Amendment No. 1 (the “Amendment”), dated as of the date hereof, to the Operating Agreement, which Amendment and Operating Agreement shall be substantially in the forms attached hereto as Exhibits A-1 and A-2, respectively;

WHEREAS, the Preferred Units are being offered and sold by the Company to the Purchaser without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon the Section 4(a)(2) private placement exemption therefrom; and

WHEREAS, certain terms used in this Agreement are defined in Section 14 hereof.

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NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties hereby agree as follows:

Section 1.                 Representations and Warranties of the Company. Except as set forth in the disclosure schedules hereto, the Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date (as defined below) and agree with the Purchaser, as follows:

(a)              As of December 29, 2014, the only subsidiaries of the Company are the subsidiaries listed on Schedule I hereto (the “Subsidiaries”).

(b)             The Company has been duly organized and is validly existing as a limited liability company, in good standing under the laws of the jurisdiction of its organization. Each Subsidiary has been duly organized and is validly existing as a corporation, general or limited partnership, or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, except where the failure to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Company and the Subsidiaries has full power and authority (limited partnership, corporate and other) to conduct its business as described in the Registration Statement, and in the case of the Company, to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Each of the Company and the Subsidiaries is duly qualified or registered to do business in each jurisdiction in which the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered would not, individually or in the aggregate, result in a Material Adverse Effect; and, other than the Subsidiaries, as of the date hereof and as of each Closing, the Company does not own and will not own any stock or other beneficial interest in any corporation, partnership, joint venture or other business entity.

(c)              As of November 30, 2014, the Company has 2,629 Class A common units outstanding. All of the issued and outstanding Class A common units of the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(d)             There is no outstanding option, warrant, or other right requiring the issuance of any equity interests in the Company or any equity interests in any Subsidiary or any security convertible into or exchangeable for such interests or shares.; however, such future issuances shall be permitted under this Agreement and the Operating Agreement.

(e)              This Agreement has been duly authorized, executed, and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally or by general principles of equity.

(f)              The Operating Agreement has been duly authorized by the Company, and constitutes a legal, valid, and binding obligation, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally or by general principles of equity. The Operating Agreement is in full force and effect as of the date hereof and the Operating Agreement shall be in full force and effect as of the Closing Date.

(g)              The Amendment has been duly authorized by the Company, and, when executed and delivered by the Company, will constitute a legal, valid, and binding obligation, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally or by general principles of equity.

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(h)             The Preferred Units have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to the terms of this Agreement against payment of the consideration therefor specified herein, will be validly issued, and the Purchaser will not have any obligation to make payments to the Company or its creditors (other than the purchase price for the Preferred Units) or contributions to the Company or its creditors solely by reason of the Purchaser’s ownership of Preferred Units. The issuance of the Preferred Units will not be subject to the preemptive or other similar rights of any security holder or member of the Company arising by operation of law, under the Operating Agreement or any agreement to which the Company is a party.

(i)               There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, or any other Governmental Authority required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Preferred Units.

(j)               The execution, delivery, and performance by the Company of this Agreement and consummation of the transactions contemplated hereby: (i) have been duly authorized by all necessary limited liability company or corporate action, as applicable, and will not result in any Default (as defined below) under the limited liability company certificate of formation of the Company or the Operating Agreement or any other organizational document of the Company, or any organizational document of any Subsidiary; (ii) will not conflict with or constitute a breach of, or default (or, with the giving of notice or lapse of time, would be in default) (“Default”) or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Company, or the Subsidiaries pursuant to, or require the consent of any other party to, any indenture, mortgage, loan, or credit agreement, deed of trust, note, contract, franchise, lease, or other agreement, obligation, condition, covenant, or instrument to which the Company or any Subsidiary is a party or by which it or any of its respective properties or assets may be bound (collectively, “Agreements or Instruments”), and provided, that none of the Company or any Subsidiary shall enter into any Agreement or Instrument that would restrict or limit in any respect the rights of the Purchaser as set forth in this Agreement; and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order, or decree applicable to the Company or the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator, or other authority having jurisdiction over the Company or the Subsidiaries or any of their respective properties or assets. No consent, approval, authorization, or other order of, or registration or filing with, any Governmental Authority is required for the execution, delivery, and performance by the Company of this Agreement or the transactions contemplated hereby, except such as have been obtained or made by the Company and are in full force and effect or as may be required under the 1933 Act, the 1934 Act or applicable state securities or blue sky laws. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption, or repayment of all or a portion of such indebtedness.

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(k)             The Company and the Subsidiaries have complied in all respects with all laws, regulations, and orders applicable to them or their respective businesses, except as would not have a Material Adverse Effect; none of the Company or the Subsidiaries is in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, or evidence of indebtedness, lease, contract, or other agreement or instrument to which it is a party or by which it or any of its respective properties or assets are bound, violation of which would individually or in the aggregate have a Material Adverse Effect, and no other party under any such agreement or instrument to which the Company or the Subsidiaries are a party is, to the knowledge of the Company, in default in any material respect thereunder; and the Company and the Subsidiaries are not in violation of their respective limited liability certificate of formation, Operating Agreement, or other organizational documents, as the case may be.

(l)               There is not pending or, to the knowledge of the Company, threatened any action, suit, or proceeding to which the Company and the Subsidiaries or any of their respective officers, directors, or members is a party, or of which any of their properties or other assets is the subject, before or by any Governmental Authority, that is reasonably likely, individually or in the aggregate, to result in any Material Adverse Effect or to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(m)            Each of the Company and the Subsidiaries holds all material licenses, certificates, and permits from Governmental Authorities that are necessary to the conduct of its business and is in compliance with the terms and conditions of such licenses, certificates and permits; and none of the Company or the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such permits, licenses or certificates that, if determined adversely to the Company or any Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect.

(n)             There is no claim by any of the Company or the Subsidiaries pending under any insurance policies which (a) has been denied or disputed by the insurer other than denials and disputes in the ordinary course of business consistent with past practice or (b) if not paid, would have a Material Adverse Effect. With respect to each such insurance policy, except as would not, individually or in the aggregate, have a Material Adverse Effect, (a) the Company and the Subsidiaries have paid, or caused to be paid, all premiums due under the policy and have not received written notice that they are in default with respect to any obligations under the policy, and (b) to the knowledge of the Company, as of the date hereof no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation. None of the Company or the Subsidiaries have received any written notice of cancellation or termination with respect to any existing insurance policy that is held by, or for the benefit of, any of the Company or the Subsidiaries, other than as would not have, individually or in the aggregate, a Material Adverse Effect.

(o)             There are no contracts, agreements or understandings between or among the Company or the Subsidiaries and any person that would give rise to a valid claim against the Company or the Subsidiaries, or the Purchaser for a brokerage commission, finder’s fee, or other like payment in connection with the offering, issuance and sale of the Preferred Units or as a result of any transactions contemplated by this Agreement.

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(p)             Each of the Company and the Subsidiaries has filed all federal, state, local, and foreign income tax returns which have been required to be filed by it, except in any case in which the failure so to file would not have a Material Adverse Effect, and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due, except for any such assessment that is currently being contested in good faith or as would not have a Material Adverse Effect. No tax deficiency has been asserted against the Company or any Subsidiary, nor does the Company know of any tax deficiency which is likely to be asserted against the Company or any Subsidiary, except for any such deficiency that would not have a Material Adverse Effect; all tax liabilities, if any, are adequately provided for on the respective books of the entities in all material respects.

(q)             None of the Company or any Subsidiary is and, after giving effect to the issuance of the Preferred Units and the application of the proceeds therefrom and the other transactions contemplated by this Agreement, none of the Company or any Subsidiary will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(r)              No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s equity interests or capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or, from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(s)              Other than the Operating Agreement, there are no existing agreements among the Company and any of its members or security holders that prohibit the sale, transfer, assignment, pledge, or hypothecation of any of the Company’s securities.

Section 2.                 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to and agrees with the Company as of the date hereof and as of the Closing Date as follows:

(a)              The Purchaser has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Purchaser has full limited liability company power to execute and deliver this Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby.

(b)             This Agreement has been duly authorized, executed, and delivered by the Purchaser, and constitutes the legal, valid, and binding obligation of the Purchaser, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally or by general principles of equity.

(c)              The Amendment has been duly authorized by the Purchaser and, when executed and delivered by the Purchaser, will constitute the legal, valid, and binding obligation of the Purchaser, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally or by general principles of equity.

(d)             The Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement, except for such as have been obtained and except for such as would not materially impede the transactions contemplated by this Agreement.

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(e)              Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which the Purchaser is subject or any provision of its organizational documents, except for such violations as would not materially impede the transactions contemplated by this Agreement.

(f)              The Purchaser and its representatives have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Preferred Units to the Purchaser and the business, properties, prospects and financial condition of the Company.

(g)              The Purchaser is acquiring the Preferred Units for its own account for investment purposes and not with a view to the distribution thereof.

(h)             The Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act.

(i)               The Purchaser has substantial experience making large investments in companies similar to the Company and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and could afford a complete loss of such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Preferred Units. The Purchaser acknowledges that in purchasing the Preferred Units it must be prepared to continue to bear the economic risk of such investment for an indefinite period of time because the Preferred Units have not been registered under the 1933 Act and cannot be sold unless they are subsequently registered under the 1933 Act and applicable state securities laws, or unless exemptions from such registration requirements are available, and then will be only transferable in accordance with the terms of the Operating Agreement, as modified by the Amendment, and pursuant to the terms of this Agreement.

(j)               There are no contracts, agreements, or understandings between the Purchaser and any person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee, or other like payment in connection with the offering, issuance and sale of the Preferred Units to the Purchaser.

(k)             It is understood that any certificate(s) evidencing the Preferred Units shall initially bear substantially the following legend (in addition to any legend otherwise required under applicable federal or state securities laws or by the Partnership Agreement):

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS.”

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Section 3.                 Sale and Delivery to the Purchaser.

(a)              On the basis of the representations and warranties contained herein and subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, an aggregate of 10 Preferred Units at the Closing, for the consideration specified in Sections 3(b)-(c) below.

(b)             At the closing of the Investment (the “Closing”), the Company will deliver to the Purchaser a certificate or an entry on its books and records representing 10 Preferred Units, equal to an Investment of $1,000,000, at which time the remaining balance due from the Company on the Note shall be reduced by an amount equal to the Investment ($1,000,000). The date of such Investment being herein referred to as the “Closing Date”).

(c)              On the Closing Date, the Company shall deposit $125,000 into the interest escrow established pursuant to the Credit Agreement.

(d)             The certificate or book entry for the Preferred Units to be issued to the Purchaser shall be registered in such name as the Purchaser may request in writing at least one full business day before the applicable Closing Date. If a certificate for the Preferred Units is issued, the certificate will be made available for examination by the Purchaser in Jacksonville, Florida, not later than 8:00 a.m. (Eastern Time) on the business day prior to the applicable Closing Date;

Section 4.                 Covenants of the Company. The Company covenants with the Purchaser that:

(a)              The Company agrees that the proceeds received from the sale of the Preferred Units shall be used solely for (i) the conversion of $1,000,000 of the Company’s debt on the Note into preferred equity in the Company in favor of the Purchaser; and (ii) for the payment of the costs, expenses, and fees incurred or to be incurred in connection with its entry into this Agreement, and the transactions contemplated hereby (collectively, the “Approved Uses”).

Section 5.                 Payment of Expenses. Each of Purchaser and the Company agrees to pay its own expenses arising in connection with the preparation of this Agreement and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Preferred Units; (ii) all fees and expenses of the Company’s counsel and other advisors; (iii) all necessary issue, transfer, and other stamp taxes; and (iv) all reasonable out-of-pocket fees and expenses incurred by the Purchaser, including, without limitation, the fees and expenses of the Purchaser’s outside counsel, title report fees and costs, survey costs, and costs incurred in obtaining and/or reviewing due diligence materials, including, without limitation, appraisals, environmental and engineering reports, and travel costs of the Purchaser’s personnel or representatives.

Section 6.                 Conditions of the Purchaser’s Obligations. The obligations of the Purchaser hereunder are subject to the accuracy of the representations and warranties of the Company herein included, to the performance by the Company of its obligations hereunder, and to the following further conditions:

(a)              At the Closing Date, (i) no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any Federal, state, or other commission, board, or administrative agency wherein an unfavorable decision, ruling, or finding would reasonably be expected to result in any Material Adverse Effect, (ii) the representations and warranties set forth in Section 1 hereof shall be accurate as though expressly made at and as of such Closing Date; and (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date.

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(b)             At the Closing Date, the Purchaser shall have received (i) the Amendment and the Operating Agreement, substantially in the forms attached hereto as Exhibits A-1 and A-2, respectively, duly executed by the Company and on behalf of the existing members (via power of attorney), and the Purchaser; and (ii) a certificate or book entry registered in the name of the Purchaser representing the number of Preferred Units to be purchased by the Purchaser pursuant to Section 3 (the “Preferred Units Certificate”), duly executed by the Company.

(c)              At the Closing Date, counsel for the Purchaser shall have been furnished with such documents as it may reasonably require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein included; and all proceedings taken by the Company that are necessary in connection with the issuance and sale of the Preferred Units shall be satisfactory in form and substance to the Purchaser and its counsel.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Purchaser by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except that the provisions concerning payment of expenses under Section 5 hereof, the provisions concerning indemnification under Section 7 hereof, and the provisions relating to governing law shall remain in effect.

Section 7.                 Indemnification.

(a)              The Company agrees to indemnify, defend, and hold harmless the Purchaser from and against all actual third party costs and expenses (including, without limitation, reasonable attorney’s fees and expenses) and any actual losses and damages (collectively, “Losses”) suffered or incurred by the Purchaser (whether or not due to third party claims) that arise out of or result from (i) any material inaccuracy in or any material breach of, as of the date hereof or as of the Closing Date, any representation and warranty made by the Company in this Agreement; and (ii) any material failure by the Company to duly and timely perform or fulfill any of their covenants or agreements required to be performed by them under this Agreement.

(b)             The Purchaser shall indemnify and hold harmless the Company from and against any and all Losses suffered or incurred by the Company (whether or not due to third party claims) that arise out of or result from (i) any material inaccuracy in or any material breach of, as of the date hereof or as of the Closing Date, any representation or warranty made by the Purchaser in this Agreement, and (ii) any material failure by the Purchaser to duly and timely perform or fulfill any of its covenants or agreements required to be performed by the Purchaser under this Agreement.

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(c)              All claims for indemnification by a party seeking indemnification under this Section 7 shall be asserted and resolved as follows. If an indemnifying party intends to seek indemnification under this Section 7, it shall promptly notify the indemnifying party in writing of such claim. The failure to provide such notice will not affect any rights hereunder except to the extent the indemnifying party is materially prejudiced thereby. If such claim involves a claim by a third party against the indemnified party, the indemnifying party may, within ten (10) days after receipt of such notice and upon notice to the indemnified party, assume, with counsel reasonably satisfactory to the indemnified party, at the sole cost and expense of the indemnifying party, the settlement or defense thereof (in which case any Losses associated therewith shall be the sole responsibility of the indemnifying party), provided, that the indemnified party may participate in such settlement or defense through its own counsel and at its own cost and expense; provided, further, that, if the indemnified party reasonably determines that representation by the indemnifying party’s counsel of both the indemnifying party and the indemnified party may present such counsel with a material conflict of interest, then the indemnifying party shall pay the reasonable fees and expenses of the indemnified party’s counsel, which counsel will be approved in writing (including, without limitation, as to fee structure) by the indemnifying party, such approval not to be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, (i) the indemnifying party may, at the sole cost and expense of the indemnifying party, at any time prior to the indemnifying party’s timely delivery of the notice referred to in the third sentence of this Section 7(c), file any motion, answer or other pleadings or take any other action that the indemnifying party reasonably believes to be necessary or appropriate to protect its interests, (ii) the indemnifying party may take over the control of the defense or settlement of a third-party claim at any time if it irrevocably waives its right to indemnity under this Section 7 with respect to such claim and (iii) the indemnifying party may not, without the consent of the indemnifying party, settle or compromise any action or consent to the entry of any judgment, such consent not to be unreasonably withheld. So long as the indemnifying party is contesting any such claim in good faith, the indemnifying party shall not pay or settle any such claim without the indemnifying party’s consent, such consent not to be unreasonably withheld. If the indemnifying party is not entitled to assume the defense of the claim pursuant to the foregoing provisions or is entitled but does not contest such claim in good faith (including if it does not notify the indemnifying party of its assumption of the defense of such claim within the ten (10)-day period set forth above), then the indemnifying party may conduct and control, through counsel of its own choosing and at the expense of the indemnifying party, the settlement or defense thereof, and the indemnifying party shall cooperate with it in connection therewith. The failure of the indemnifying party to participate in, conduct or control such defense shall not relieve the indemnifying party of any obligation it may have hereunder. Any defense costs required to be paid by the indemnifying party shall be paid as incurred, promptly against delivery of invoices therefor.

(d)             The parties hereto agree that any indemnification payments made with respect to this Agreement shall be “grossed up” such that the indemnifying party will pay an amount to the indemnifying party that reflects the hypothetical tax consequences of the receipt or accrual of such indemnification payment, using the maximum applicable statutory rate (or, in the case of an item that affects more than one tax, rates) of tax and reflecting, for example, the effect of deductions available for taxes such as state and local income taxes.

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Section 8.                 Confidential Information. The Purchaser or the Company or their respective affiliates, as the case may be, will maintain the confidentiality of Confidential Information in accordance with procedures adopted by such party in good faith to protect confidential information of third parties delivered to such party; provided, that the Purchaser or the Company or their respective affiliates, as the case may be, may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by the Preferred Units); (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 8; (iii) any other holder of Preferred Units; (iv) any accredited investor to which the Purchaser or the Company or their respective affiliates, as the case may be, sells or offers to sell Preferred Units or any part thereof or any participation therein (if such person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 8); (v) any person from which the Purchaser or the Company or their respective affiliates, as the case may be, offers to purchase any security of the Company or any of its respective Subsidiaries (if such person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 8); (vi) any federal or state regulatory authority having jurisdiction over the Purchaser or the Company or their respective affiliates, as the case may be; and (vii) any other person to which such delivery or disclosure may be necessary or appropriate (1) to effect compliance with any law, rule, regulation or order applicable to the Purchaser or the Company or their respective affiliates, as the case may be; (2) in response to any subpoena or other legal process; (3) in connection with any litigation to which the Purchaser or the Company or their respective affiliates, as the case may be, is a party; (4) in connection with the assumption by the Company of any debt; or (5) if an Event of Default (as such term is defined in the Amendment) or other Optional Repurchase Event (as such term is defined in the Amendment) has occurred and is continuing, to the extent the Purchaser or the Company or their respective affiliates, as the case may be, may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Agreement. Without the prior written consent of the Company, on the one hand, and the Purchaser, on the other hand, no party hereto may make an announcement, issue an advertisement or a press release, or otherwise make any publicly available statement concerning this Agreement or the transactions contemplated hereby, other than as required by or pursuant to U.S. federal or state securities laws. Each holder of Preferred Units, by its acceptance of such Preferred Units, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 8.

Section 9.                 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties included in this Agreement, or included in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Purchaser or any person controlling the Purchaser, or by or on behalf of the Company, and shall survive delivery of and payment for the Preferred Units until the date that is two (2) years after the Closing Date; provided, that: (a) the representations and warranties in Section 1(b), Sections 1(e) through 1(h), Section 1(j), Sections 2(a) through 2(c) and Section 2(e) shall survive indefinitely; and (b) the representations and warranties in Section 1(c), Section 1(o), and Section 1(p) shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days. All covenants, agreements (including as to confidentiality) and indemnities of the parties contained herein shall survive the Closing Date indefinitely or for the period explicitly specified therein; provided, that, with respect to indemnities for inaccuracies in or breaches of representations, such indemnities shall survive for the period specified for the applicable representations.

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Section 10.              Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Purchaser shall be directed to Investor’s Mark Acquisitions, LLC, 124 Windermere Court, McMurray, Pennsylvania 15317; and notices to the Company shall be directed to Shepherd’s Finance, LLC, 12627 San Jose Blvd., Suite 203, Jacksonville, Florida 32223.

Section 11.              Parties. This Agreement shall inure to the benefit of and be binding upon the Purchaser, the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and for the benefit of no other person, firm or corporation.

Section 12.              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in said State.

Section 13.              Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 14.              Certain Defined Terms. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Confidential Information” means information delivered either (i) to the Purchaser by or on behalf of the Company or their respective affiliates or (ii) to the Company or its respective affiliates by or on behalf of the Purchaser, as the context may require, in each case in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature; provided, that such term does not include information that (a) was publicly known prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Purchaser or the Company or their respective affiliates, as the case may be, or any person acting on such party’s behalf or (c) otherwise becomes known to the Purchaser or the Company or their respective affiliates, as the case may be, other than through the disclosure to such party by the Purchaser or the Company or their respective affiliates, as the case may be.

“Closing Date” shall mean _________ ___, 20__

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence, including foreign Governmental Authorities.

“Lien” shall mean any liens, mortgages, pledges, security interests, claims, options, rights of first offer or refusal, charges, conditional or installment sale contracts, claims of third parties of any kind or other encumbrances.

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“Material Adverse Effect” with respect to any person shall mean any event, occurrence, development, change or effect that is, or is reasonably likely to be, individually or in the aggregate, materially adverse to the business, prospects, properties, operating assets, financial condition or results of operations of such person and its Subsidiaries, taken as a whole; provided, that, in no event shall the following, either individually or in the aggregate, in and of itself be deemed to constitute a “Material Adverse Effect”: (i) the failure by the Company to meet independent, third party projections of earnings, revenue or other financial performance measures (provided, that the underlying facts, circumstances, operating results or prospects which cause the Company to fail to meet such projections may be considered in determining whether a “Material Adverse Effect” has occurred or is reasonably likely to occur); (ii) fluctuations in the price or net asset value of the Common Stock; and (iii) the failure to obtain any tenant estoppel.

“Operating Agreement” shall have the meaning set forth in the recitals hereto.

“Registration Statement” shall mean the Company’s registration statement on Form S-1, as amended (SEC File No. 333-181360).

Section 15.              Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

The Company: Shepherd’s Finance, LLC
By: /s/ Daniel M. Wallach Name: Daniel M. Wallach Title: Chief Executive Officer
Purchaser: Investor’s Mark Acquisitions:
By: /s/ Mark L. Hoskins Name: Mark L. Hoskins Title: Member

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SCHEDULE I

TO Series B Cumulative Redeemable
Preferred Unit PURCHASE AGREEMENT

Subsidiaries of the Company:

                 i.          84 REPA, LLC

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